Exhibit 99.1

FOR IMMEDIATE RELEASE

Organicell Welcomes Harry Leider, MD, MBA as its New CEO

Fort Lauderdale, FL / June 21, 2023 / Organicell Regenerative Medicine, Inc. (OTCQB: OCEL), a clinical-stage biopharmaceutical company focused on the development of innovative biological regenerative therapeutics, is pleased to announce the appointment of Harry L. Leider, MD, MBA as its new Chief Executive Officer (CEO). Dr. Leider has a distinguished background as a highly innovative healthcare executive and entrepreneur with extensive experience serving in C-suite roles – in both publicly-held and early-stage companies.

Dr. Leider’s exceptional career spans over 25 years of success advancing breakthroughs in patient care across multiple sectors of the healthcare industry.  Prior to joining Organicell, Dr. Leider served as the Chief Medical Officer and Executive Vice President of Gelesis, a biotech company specializing in therapies for obesity. Under his leadership, the company successfully completed the process to gain FDA approval for their lead product (Plenity®) and then successfully commercialized Plenity® via a unique direct-to-consumer model supported by a national telemedicine program. Furthermore, he played a key role as part of a small leadership team that led the company through its initial public offering on the New York Stock Exchange (NYSE).

Previously, Dr. Leider served as Chief Medical Officer and Group Vice President for Walgreens Boots Alliance. His contributions were instrumental in shaping the company’s strategic direction for its healthcare initiatives. He provided executive leadership for all clinical programs, quality assessment activities, health outcomes research, and health analytics projects across this Fortune 50 company. Prior to Walgreens, he served as Chief Medical Officer and Executive Vice President at Ameritox – a specialty laboratory company that enabled physicians to more safely treat patients suffering with chronic pain. Dr. Leider has also participated on the Board of Directors of Alivio Therapeutics, TytoCare, and Mobile Help.

Over his career, Dr. Leider served on the faculty of the Johns Hopkins Carey School of Business and Harvard Medical School, and has published over 25 articles and chapters related to patient care and organizational leadership in peer-reviewed journals and books. He also was a core faculty member of the American Association of Physician Leadership for over 20 years and has published five patents in the field of laboratory medicine.

“Harry brings an extensive track record of successfully launching innovative therapeutics and services that have positively impacted the practice of medicine, and I am honored and excited to welcome him to our seasoned leadership team,” said Ian Bothwell, Chief Financial Officer of Organicell. “Harry’s research, and commercial expertise, along with his broad strategic business perspective, will enable Organicell to rapidly advance it’s successful research and commercial programs while transforming the regenerative medicine space”

Speaking on his appointment, Dr. Leider stated, “I am honored to lead Organicell and work alongside a highly talented team of executives, researchers, and business associates. Together, we have a truly unique opportunity to develop and commercialize an entirely new class of therapies for important clinical conditions while building a word-class biotherapeutic company.”

About Organicell Regenerative Medicines, Inc.

Organicell Regenerative Medicine, Inc. (OTCQB: OCEL) is a clinical-stage biopharmaceutical company principally focusing on the development of innovative biological therapeutics for the treatment of chronic diseases and the provision of related services. The Company’s proprietary products are derived from perinatal sources and are manufactured to retain the naturally occurring bioactive exosomes, hyaluronic acid, and proteins without the addition or combination of any other substance or diluent. To learn more, please visit https://organicell.com/

Forward-Looking Statements

Certain statements contained in this press release should be considered forward-looking statements within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Private Securities Litigation Reform Act of 1995. These forward-looking statements are often identified by the use of forward-looking terminology such as “will,” “believes,” “expects,” “potential,” or similar expressions, involving known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. We remind you that actual results could vary dramatically as a result of known and unknown risks and uncertainties, including but not limited to: potential issues related to our financial condition, competition, the ability to retain key personnel, product safety, efficacy and acceptance, the commercial success of any new products or technologies, success of clinical programs, ability to retain key customers, our inability to expand sales and distribution channels, legislation or regulations affecting our operations including product pricing, reimbursement or access, the ability to protect our patents and other intellectual property both domestically and internationally, and other known and unknown risks and uncertainties, including the risk factors discussed in the Company’s periodic reports that are filed with the SEC and available on the SEC’s website (http://www.sec.gov). You are cautioned not to place undue reliance on these forward-looking statements. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these risk factors. Specific information included in this press release may change over time and may or may not be accurate after the date of the release. Organicell has no intention and specifically disclaims any duty to update the information in this press release.

Investor Relations and Media Relations Contact

Organicell Investor Relations

Jacqueline Domenech
1-888-963-7881
IR@organicell.com